EXHIBIT 24

POWER OF ATTORNEY

FILING OF REGISTRATION STATEMENT ON FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the “Company”), hereby nominate and appoint W. BURKS TERRY and JOHN H. MULLAN, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the “Act”), in connection with the registration under the Act of 75,000 additional shares of the Company’s common stock issuable under the Northrop Corporation 1993 Stock Plan for Non-Employee Directors, as amended (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 17th day of May, 2005.

/s/ Ronald D. Sugar Ronald D. Sugar	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Wesley G. Bush Wesley G. Bush	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth N. Heintz Kenneth N. Heintz	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ John T. Chain, Jr. John T. Chain, Jr.	Director

/s/ Lewis W. Coleman Lewis W. Coleman	Director

/s/ Vic Fazio Vic Fazio	Director

/s/ Phillip Frost Phillip Frost	Director

/s/ Charles R. Larson Charles R. Larson	Director

/s/ Philip A. Odeen Philip A. Odeen	Director

/s/ Aulana L. Peters Aulana L. Peters	Director

/s/ Kevin W. Sharer Kevin W. Sharer	Director

/s/ John Brooks Slaughter John Brooks Slaughter	Director